Exhibit 99.1

One Progress Plaza, Suite 2400, St. Petersburg, FL 33701

NEWS FOR IMMEDIATE RELEASE

First Advantage Contacts:
John Lamson	Renee Svec
Chief Financial Officer and Executive Vice President	Director - Corporate Communications
727.214.3411, ext. 214	727.214.3411, ext. 212
jlamson@fadv.com	rsvec@fadv.com

FIRST ADVANTAGE CORPORATION ACQUIRES COREFACTS, LLC

— Adds Computer Forensics to Service Offering —

ST. PETERSBURG, Fla., April 26, 2004—First Advantage Corporation (NASDAQ: FADV), a global risk management solutions provider, today announced the acquisition of CoreFacts, LLC, a premier provider of corporate investigative, computer forensic and electronic discovery services. CoreFacts expands First Advantage’s offering in investigative services to include computer and litigation-related fact finding capabilities—enhancing the services of First Advantage’s Risk Mitigation segment.

CoreFacts, headquartered in the Washington, D.C. metropolitan area, assists the nation’s largest law firms and Fortune 500 companies in business, legal and financial matters, including investigations and litigation arising from trade secret theft, software infringement, financial fraud, employee malfeasance and unfair competition. CoreFacts employs world-renowned computer forensic and electronic discovery experts and consultants in its bi-coastal state-of-the-art laboratories and is widely viewed as the most technically skilled firm in its industry.

Unprecedented emphasis on corporate integrity and compliance, following the wave of corporate scandals and the resulting litigation, has driven growth in CoreFacts’ business and established its profile as an elite service provider to the nation’s leading law firms and corporations. With high profile clients increasingly turning to CoreFacts for solutions, the firm has found itself in the middle of many of the most publicized civil, criminal and regulatory matters in recent U.S. history.

“First Advantage’s acquisition strategy is focused on expanding our information services to effectively mitigate risks associated with the corporate workplace,” said John Long, president and chief executive officer of First Advantage Corporation. “The proliferation of technology has made businesses more efficient but, at the same time, the increased reliance on electronic information has exposed businesses to new threats. Today, computer technology is the most common vehicle for committing intellectual property theft, fraud and embezzlement within larger corporations. Mitigating these threats and investigating wrongdoing requires a combination of highly technical investigative techniques and experience. CoreFacts is the most respected provider of these services and its addition to our company is consistent with our goal to provide a comprehensive corporate risk management solution.”

“We have experienced significant market demand for our services over the past two years, and now as part of First Advantage, we can expand to meet the needs of our customers,” said

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First Advantage Corporation Acquires CoreFacts, LLC

Andrew Levetown, chief executive officer of CoreFacts. “We’re also excited to introduce our clients to First Advantage’s complementary screening and risk mitigation solutions and to expand our business by introducing CoreFacts’ services to the many thousands of First Advantage clients.”

CoreFacts, as a wholly owned subsidiary, will become part of First Advantage’s Risk Mitigation segment. CoreFacts’ principals will remain with the company to manage this new First Advantage business line.

About First Advantage Corporation

First Advantage Corporation (NASDAQ: FADV) provides best-in-class single-source solutions for global risk mitigation and enterprise and consumer screening needs. Incorporating state-of-the-art technology, proprietary systems and data resources, First Advantage is a leading provider of employment background screening, drug-free workplace programs, physical exams and other occupational health testing, resident screening and property management services, motor vehicle records, investigative and digital data services, supply chain security and consumer location services. First Advantage ranks among the top three companies in all of its business lines. First Advantage is headquartered in St. Petersburg, Fla., and has more than 1,500 employees in offices throughout the United States and abroad. Further information about the company is available at www.FADV.com.

First Advantage is a majority-owned subsidiary of The First American Corporation (NYSE: FAF), a Fortune 500 company that traces its history to 1889. First American is the nation’s largest data provider, supplying businesses and consumers with information resources in connection with the major economic events of people’s lives. Additional information about the First American Family of Companies can be found at www.firstam.com.

This press release contains statements relating to future results of the company that are considered “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the acquisition strategy, CoreFacts’ expansion in the marketplace, and effectiveness of technology. These forward-looking statements, and other forward-looking statements contained in other public disclosures of the company, are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the company’s control). Factors that could cause the anticipated results to differ from those described in the forward-looking statements include: general volatility of the capital markets and the market price of the company’s Class A common stock; the company’s ability to successfully raise capital; the company’s ability to identify and complete acquisitions and successfully integrate businesses it acquires; changes in applicable government regulations; the degree and nature of the company’s competition; increases in the company’s expenses; continued consolidation among the company’s competitors and customers; unanticipated technological changes and requirements; and the company’s ability to identify suppliers of quality and cost-effective data. Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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